UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As described below, on June 28, 2019 (the “Effective Date”), Puma Biotechnology, Inc. (the “Company”) repaid the $155.0 million outstanding under its prior credit facility, as well as all applicable exit and prepayment fees owed to the lenders under the prior credit facility, using cash on hand and $100.0 million in new borrowings from an amended and restated loan and security agreement (the “new credit facility”) entered on the Effective Date. A summary of the material terms of the new credit facility are included below in this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required under Form 8-K, the information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into the new credit facility with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto from time to time (the “Lenders”), including Oxford, pursuant to which the Lenders party to the new credit facility agreed to amend and restate the obligations owed to such Lenders under the Company’s prior credit facility. On the Effective Date, the Company issued to Oxford new and/or replacement secured promissory notes in an aggregate principal amount for all such promissory notes of $100.0 million evidencing the new credit facility. No additional money remains available to the Company under the new credit facility.

The new credit facility is secured by substantially all of the Company’s personal property other than its intellectual property. The Company also pledged 65% of the issued and outstanding capital stock of its subsidiaries, Puma Biotechnology Ltd. and Puma Biotechnology B.V. The new credit facility limits the Company’s ability to grant any interest in its intellectual property to certain permitted licenses and permitted encumbrances set forth in the agreement.

The term loans under the new credit facility bear interest at an annual rate equal to the greater of (i) 9.0% and (ii) the sum of (a) the “prime rate,” as reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.5%. The Company is required to make monthly interest-only payments on each term loan under the new credit facility commencing on the first calendar day of the calendar month following the funding date of such term loan, and continuing on the first calendar day of each calendar month thereafter through August 1, 2021 (the “Amortization Date”). Commencing on the Amortization Date, and continuing on the first calendar day of each calendar month thereafter, the Company will make consecutive equal monthly payments of principal, together with applicable interest, in arrears to each Lender, calculated pursuant to the new credit facility. All unpaid principal and accrued and unpaid interest with respect to each term loan under the new credit facility is due and payable in full on June 1, 2024 (the “Maturity Date”). Upon repayment of such term loans, the Company is also required to make a final payment to the Lenders equal to 7.5% of the aggregate principal amount of such term loans outstanding as of the Effective Date.

At the Company’s option, the Company may prepay the outstanding principal balance of any term loan in whole but not in part, subject to a prepayment fee of 3.0% of any amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of such term loan, 2.0% of the amount prepaid if the prepayment occurs after the first anniversary of the funding date of such term loan through and including the second anniversary of the funding date of such term loan, and 1.0% of the amount prepaid if the prepayment occurs after the second anniversary of the funding date of such term loan and prior to the Maturity Date.

The new credit facility includes affirmative and negative covenants applicable to the Company, its current subsidiary and any subsidiaries the Company creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. The Company must also achieve product revenue, measured as of the last day of each fiscal quarter on a trailing year to date basis, for the periods ending June 30, 2019, September 30, 2019 and December 31, 2019. New minimum revenue levels will be established for each subsequent fiscal year by mutual agreement of the Company, Oxford, as collateral agent, and the Lenders. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The new credit facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide Oxford, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the new credit facility, including foreclosure against the property securing the new credit facility, including its cash. These events of default include, among other things, the Company’s failure to pay principal or interest due under the new credit facility, a breach of certain covenants under the new credit facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $500,000 and one or more judgments against the Company in an amount greater than $500,000 individually or in the aggregate.

The foregoing description of the new credit facility and the secured promissory notes is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the new credit facility and the form of secured promissory note, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: July 3, 2019	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President